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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into on this 18th day of July, 2003, by and among DAVID P. STOCKERT, an individual resident of the State of Georgia (the "Executive"), and POST PROPERTIES, INC., a Georgia corporation (the "Company"):

REASONS FOR THIS AGREEMENT. The Company has identified Executive as an individual with significant skills and experience critical to the business of the Company. In view of the significant and growing demand for executive talent, the potential impact on the Company's executives of the transformational changes occurring within our industry and company, and the need to ensure continuity of the Company's senior management team, the Company desires to provide Executive through this Agreement with certain incentives to remain in the Company's employment. This Agreement is also designed to provide additional motivation for meeting the Company's goals and objectives, to address potential long term employment concerns of Executive, and to impose certain reasonable restrictions on Executive's activities designed to protect the Company's interests should Executive's employment terminate.

         Executive acknowledges that the Company and Company Affiliates shall disclose or make available Confidential Information and Trade Secrets to Executive that could be used by Executive to the Company's or Affiliated Companies' detriment. In addition, in connection with his employment, Executive shall develop important relationships and contacts with employees valuable to the Company and Affiliated Companies.

         Executive further acknowledges that Sections 7, 8, 9, and 10 of this Agreement are fair and reasonable, enforcement of the provisions of this Agreement will not cause him undue hardship, and the provisions of this Agreement are reasonably necessary and commensurate with the need to protect the Company and Affiliated Companies and their business interests and property from irreparable harm.

         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company on the terms and conditions contained in this Agreement, and in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1.        DEFINITIONS.

         1.1. Board. The term "Board" for purposes of this Agreement shall mean the Board of Directors of the Company.

         1.2 Cash Compensation. The term "Cash Compensation" for purposes of this Agreement shall mean the sum of

                  (a) Executive's combined annual salary (as determined without regard to any salary deferral election) from the Company pursuant to Section 5.1 in effect on the day before Executive's employment terminates under Section 4 or Section 6(a)(1) or, if greater, Executive's average annualized combined annual salary (as determined without regard to any salary deferral election) from the Company pursuant to Section 5.1 over the three (3) consecutive year period (or, if less, Executive's period of employment by the Company) which ends on the date that Executive's employment so terminates, and

                  (b) the average annual bonuses which have been paid by the Company beginning with the year 2003 pursuant to Section 5.2 or which would have been paid pursuant to Section 5.2 but for a bonus deferral election with respect to Executive's performance over the three (3) consecutive year period which ends on the date that Executive's employment so terminates (or, if less, Executive's period of employment by the Company beginning with the year 2003) whether such bonuses are paid (or would have been paid but for a bonus deferral election) in cash, in property, or in any combination of cash and property; provided, however,

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                  (c)      neither the value of any stock option or restricted
         stock grants made by the Company to Executive in any calendar year, nor any income which Executive realizes in any calendar year from the exercise of any such stock options or the lapse of any restrictions on such restricted stock grants, nor any payments under the Company's Shareholder Value Plan or stock granted under Section 5.4 shall be treated as part of Executive's salary under Section 1.2(a) or as part of Executive's bonuses under Section 1.2(b).

         1.3 Cause. The term "Cause" for purposes of this Agreement shall (subject to Section 1.3(d)) mean:

                  (a) Executive is convicted of, pleads guilty to, or confesses or otherwise admits to the Company, a prosecutor, or otherwise publicly admits, any felony or any act of fraud, misappropriation, or embezzlement, or Executive otherwise engages in a fraudulent act or course of conduct;

                  (b) There is any material act or omission by Executive involving malfeasance or negligence in the performance of Executive's duties to the Company to the material detriment of the Company; or

                  (c) Executive breaches in any material respect any of the covenants set forth in Section 7, Section 8, Section 9 or Section 10 of this Agreement; provided, however,

                  (d) No such act or omission or event shall be treated as "Cause" under this Agreement unless (i) Executive has been provided a detailed, written statement of the basis for the Company's belief such act or omission or event constitutes "Cause" and an opportunity to meet with the Compensation Committee (together with Executive's counsel if Executive chooses to have Executive's counsel present at such meeting) after Executive has had a reasonable period in which to review such statement and, if the allegation is under Section 1.3(b) or Section 1.3(c), has had at least a thirty (30) day period to take corrective action, and (ii) the Compensation Committee after such meeting (if Executive meets with the Compensation Committee) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least a majority of the members of the Compensation Committee then in office at a meeting called and held for such purpose that "Cause" does exist under this Agreement.

         1.4. Change in Control. The term "Change in Control" for purposes of this Agreement shall mean:

                  (a) a "change in control" of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act as in effect on the date of this Agreement;

                  (b) a "person" (as that term is used in 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of the Company;

                  (c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the date of this Agreement) constitute the Company's Board cease for any reason during such period to constitute at least a majority of the Company's Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;

                  (d) the shareholders of the Company approve any reorganization, merger, consolidation, or share exchange as a result of which the common stock of the Company shall be changed, converted, or exchanged into or for securities of another organization (other than a merger with a Company Affiliate identified in Section 1.7(a), (b) or
         (c) of this Agreement or a wholly-owned subsidiary of the Company), or any dissolution or liquidation of the Company, or any sale or the disposition of 50% or more of the assets or business of the Company; or

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                  (e)      the shareholders of the Company approve any
         reorganization, merger, consolidation, or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 1.4(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Company common stock immediately before the consummation of such transaction, provided (iii) the percentage described in Section 1.4(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 1.4(e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in Section 1.4(e)(i) immediately before the consummation of such transaction.

         1.5 Code. The term "Code" for purposes of this Agreement shall mean the Internal Revenue Code of 1986, as amended.

         1.6 Company. The term "Company" for purposes of this Agreement shall mean the Company and any successor to the Company.

         1.7 Company Affiliate. The term "Company Affiliate" for purposes of this Agreement shall mean (a) Post Apartment Homes, L.P. and any successor to such organization, (b) Post Services, Inc. and any successor to such organization, (c) Post GP Holdings, Inc. and any successor to such organization and (d) any other organization if the Company, Post Apartment Homes, L.P., Post Services, Inc. or Post GP Holdings, Inc. (i) beneficially own more than twenty percent (20%) of the outstanding voting capital stock of such organization (if such organization is a corporation) or more than twenty percent (20%) of the beneficial interests of such organization (if such organization is not a corporation) as of the date of this Agreement and (ii) possess the power to direct or cause the direction of the day to day operations and affairs of such organization, whether through ownership of voting securities, by contract, in the capacity of general partner, manager or managing member or otherwise as of the date of this Agreement.

         1.8 Compensation Committee. The term "Compensation Committee" for purposes of this Agreement shall mean the Executive Compensation and Management Development Committee of the Board.

         1.9 Confidential or Proprietary Information. The term "Confidential or Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of the Company or a Company Affiliate (not otherwise included in the definition of Trade Secret in Section 1.18 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or a Company Affiliate.

         1.10 Disability. The term "Disability" for purposes of this Agreement shall mean that Executive, as a result of a mental or physical condition or illness affecting a major life activity, is unable to perform the essential functions of Executive's job at the Company for any consecutive 180-day period, even with reasonable accommodation, all as reasonably determined by the Compensation Committee.

         1.11 Effective Date. The term "Effective Date" for purposes of this Agreement shall mean either the date which includes the "closing" of the transaction which makes a Change in Control effective, if the Change in Control is made effective through a transaction which has a "closing", or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission, if the Change in Control is made effective other than through a transaction which has a "closing".

         1.12 Exchange Act. The term "Exchange Act" for purposes of this Agreement shall mean the Securities Exchange Act of 1934, as amended.

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         1.13     Good Reason.

         (1) The term "Good Reason" for purposes of Section 6 of this Agreement shall (subject to Section 1.13(e)) mean:

                  (a) there is a reduction after a Change in Control, but before the end of Executive's Protection Period, in Executive's salary from the Company pursuant to Section 5.1 or there is a reduction after a Change in Control, but before the end of Executive's Protection Period, in Executive's eligibility to receive any bonuses from the Company pursuant to Section 5.2 or incentive compensation from the Company pursuant to Section 5.3 or Section 5.4 substantially different from the eligibility of other senior Company executives to receive such bonuses or incentive compensation, all without Executive's express written consent;

                  (b) there is a reduction after a Change in Control, but before the end of Executive's Protection Period, in the scope, importance, or prestige of Executive's duties, responsibilities, or authority at the Company (other than as a result of a mere change in Executive's title, if such change in title is consistent with the organizational structure of the Company following such Change in Control) without Executive's express written consent;

                  (c) the Company at any time after a Change in Control, but before the end of Executive's Protection Period (without Executive's express written consent), transfers Executive's primary work site from Executive's primary work site on the date of such Change in Control or, if Executive subsequently consents in writing to such a transfer under this Agreement, from the primary work site that was the subject of such consent, to a new primary work site that is more than 35 miles from Executive's then current primary work site, unless such new primary work site is closer to Executive's primary residence than Executive's then current primary work site; or

                  (d) the Company fails (without Executive's express written consent) after a Change in Control, but before the end of Executive's Protection Period, to continue to provide to Executive health and welfare benefits, deferred compensation benefits, executive perquisites (other than the use of a company airplane for personal purposes), and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to Executive immediately prior to the Change in Control Date; provided, however,

                  (e) No such act or omission shall be treated as "Good Reason" under Section 1.13(1) unless

                           (i) (A) Executive delivers to the Compensation Committee a detailed, written statement of the basis for Executive's belief that such act or omission constitutes Good Reason, (B) Executive delivers such statement before the later of (1) the end of the ninety (90) day period that starts on the date there is an act or omission which forms the basis for Executive's belief that Good Reason exists, or (2) the end of the period mutually agreed upon for purposes of this Section 1.13(1)(e)(i)(B) in writing by Executive and the Chairman of the Compensation Committee, (C) Executive gives the Compensation Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief, and (D) Executive actually submits Executive's written resignation to the Compensation Committee during the sixty
                  (60) day period that begins immediately after the end of such thirty (30) day period if Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period, or

                           (ii) the Company states in writing to Executive that Executive has the right to treat any such act or omission as Good Reason under this Agreement and Executive resigns during the sixty (60) day period that starts on the date such statement is actually delivered to Executive;

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                  (f)      If (A) Executive gives the Compensation Committee the
         statement described in Section 1.13(1)(e)(i) before the end of the thirty (30) day period that immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in Section 1.13(1)(e)(i), or (B) Post provides the statement to Executive described in Section 1.13(1)(e)(ii) before the end of the thirty (30) day period that immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in Section 1.13(1)(e)(ii), then (C) such resignation shall be treated under this Agreement as if made in Executive's Protection Period; and

                  (g) If Executive consents in writing to any reduction described in Section 1.13(1)(a) or Section 1.13(1)(b), to any transfer described in Section 1.13(1)(c) or to any failure described in Section 1.13(1)(d) in lieu of exercising Executive's right to resign for Good Reason and delivers such consent to the Company, the date such consent is delivered to the Company thereafter shall be treated under this definition as the date of a Change in Control for purposes of determining whether Executive subsequently has Good Reason under this Agreement to resign under Section 6.1 or Section 6.3 as a result of any subsequent reduction described in Section 1.13(1)(a) or Section 1.13(1)(b), any subsequent transfer described in Section 1.13(1)(c), or any subsequent failure described in Section 1.13(1)(d).

         (2) The term "Good Reason" for purposes of Section 4 of this Agreement shall mean:

                  (a) the Company changes Executive's eligibility for compensation and benefits in a manner that results in Executive's compensation and benefits being reduced five percent (5%) more than the reduction of other senior Company executives' compensation and benefits; or

                  (b) there is a significant reduction in Executive's level of responsibility or authority at the Company (other than a mere change in Executive's title) without Executive's express written consent; or

                  (c) the Company transfers Executive's primary work site from the Executive's primary work site on the date of this Agreement or, if the Executive subsequently consents in writing to such a transfer under this Agreement, from the primary work site that was the subject of such consent, to a new primary work site that is more than 35 miles from Executive's then current primary work site, unless such new primary work site is closer to Executive's primary residence than Executive's then current primary work site or unless Executive provides his express written consent.

                  (d) No such act or omission shall be treated as "Good Reason" under Section 1.13(2) unless

                  (i) (A) Executive delivers to the Compensation Committee a detailed, written statement of the basis for Executive's belief that such act or omission constitutes Good Reason, (B) Executive delivers such statement before the later of (1) the end of the ninety (90) day period that starts on the date there is an act or omission which forms the basis for Executive's belief that Good Reason exists, or (2) the end of the period mutually agreed upon for purposes of this Section 1.13(2)(d)(i)(B) in writing by Executive and the Chairman of the Compensation Committee, (C) Executive gives the Compensation Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief, and (D) Executive actually submits Executive's written resignation to the Compensation Committee during the sixty (60) day period that begins immediately after the end of such thirty (30) day period if Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period, or

                  (ii) the Company states in writing to Executive that Executive has the right to treat any such act or omission as Good Reason under this Section 1.13(2) and Executive resigns during the sixty (60) day period that starts on the date such statement is actually delivered to Executive.

         1.14 Gross Up Payment. The term "Gross Up Payment" for purposes of this Agreement shall mean a payment to or on behalf of Executive which shall be sufficient to pay (a) any excise tax described in Section 13 in full, (b) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any additional taxes on such payment and (c) any interest or penalties assessed by the

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Internal Revenue Service on Executive which are related to the payment of such excise tax unless such interest or penalties are attributable to Executive's willful misconduct or gross negligence.

         1.15 Multifamily Property. The term "Multifamily Property" for purposes of this Agreement and any renewal of this Agreement shall mean any real property on which an upscale multifamily residential-use development has been constructed or is under construction as of the date of this or any renewal of this Agreement.

         1.16 Protection Period. The term "Protection Period" for purposes of this Agreement shall (subject to Section 1.13(1)(f)) mean the three (3) year period which begins on the Effective Date for a Change in Control.

         1.17 Restricted Period. The term "Restricted Period" for purposes of this Agreement shall mean the period which starts on the date Executive's employment by the Company terminates for any reason or no reason and which ends
(i) on the first anniversary of such termination date for purposes of Section 9 and Section 10 and (ii) on the second anniversary of such termination date for purposes of Section 7 and Section 8.

         1.18 Trade Secret. The term "Trade Secret" for purposes of this Agreement shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                  (b) is the subject of reasonable efforts by the Company or a Company Affiliate to maintain its secrecy.

SECTION 2.        EMPLOYMENT.

         Subject to the terms of this Agreement, the Company hereby employs Executive, and Executive hereby accepts such employment with the Company. Executive shall initially serve as the President and Chief Executive Officer of the Company and initially shall have the duties, rights, and responsibilities normally associated with such positions, including oversight of the Company's operations, development and execution of the Company's strategy, and management of the Company's executive management team, as well as such other comparable duties as assigned by the Company. Executive shall devote his full business time, skills, and best efforts to rendering services on behalf of the Company and shall exercise such care as is customarily required by executives undertaking similar duties for entities similar to the Company.

SECTION 3.        TERM.

         Unless earlier terminated in accordance with Section 4, the employment of Executive under this Agreement shall commence as of the date of this Agreement and shall continue up to, but not including, the third anniversary of such date; provided, however, that, unless the Board or Executive decides otherwise, and notifies the other party of that decision in writing before an anniversary of the date of this Agreement, the three year term of this Agreement shall renew on the first anniversary of each successive anniversary of the date of this Agreement so that the term of Executive's employment under this Agreement shall never be less than two (2) years.

SECTION  4.     TERMINATION.

         4.1. General Rule. The Company may terminate this Agreement at any time; provided, that if termination is without Cause or Executive resigns for Good Reason, the Company shall continue to pay Executive pursuant to its standard payroll practices all Cash Compensation owed to Executive under the remaining term of this Agreement as if he were still employed. In addition, if termination is without Cause or Executive resigns for Good Reason, the Company shall, to the extent permitted, continue to provide to Executive for the remaining term of the Agreement the same coverage and benefits as Executive was provided under the Company's benefit plans pursuant

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to Section 5.9 of this Agreement on the day before Executive's employment terminated. If the Company cannot provide such coverage and benefits under the Company's employee benefit plans, the Company shall either provide such coverage and benefits to Executive outside such plans at no additional expense or tax liability to Executive or shall reimburse Executive for Executive's cost to purchase such coverage and benefits and for any tax liability for such reimbursements. In addition, notwithstanding anything contained herein to the contrary, in the event that Executive is terminated without Cause or resigns for Good Reason, Executive's options and restricted stock, and any compensation owing under the Shareholder Value Plan shall continue to vest through the remainder of the term of this Agreement as if Executive were still employed.

         4.2 Company Loans. Executive currently has outstanding two loans from the Company which were made to enable Executive to purchase shares of Company stock. ("Loan A" and "Loan B"). The Company has previously agreed to forgive the principal of one of Executive's loans ("Loan A") in the amount of $100,000.00 per year ("Principal Reduction"). In the event Executive is terminated without cause or resigns for Good Reason, the Company shall pay to Executive within 30 days of the date of termination an amount equal to the Principal Reduction that would have occurred if Executive had remained employed by the Company or a Company Affiliate for the remainder of the Term under
Section 3 of this Agreement. If Executive receives a payment equal to the Principal Reduction pursuant to this Section 4.2, Executive shall use that payment to reduce the principal amount of Loan A. In the event Executive is terminated without Cause or resigns for Good Reason, the Company shall also pay Executive within thirty (30) days after the date Executive's employment so terminates 140% (one hundred forty percent) of the excess, if any, of the then principal and interest outstanding on each loan (as to Loan A, the principal amount will be determined after it has been reduced by an amount equal to the Principal Reduction) over the "total market value" of any shares of Company stock purchased with the proceeds of that loan or, if such Company stock has been converted into shares of stock in a successor corporation, the "total market value" of such shares of stock in such successor corporation, where such "total market value" shall be determined by multiplying the number of such shares of stock by (1) the closing price for such shares on such termination date as reported in The Wall Street Journal or, if there is no closing price on such termination date, (2) the closing price for such shares of stock as reported in The Wall Street Journal for the first date which immediately precedes such termination date for which there is a closing price for such shares of stock or, if The Wall Street Journal no longer reports a closing price for such shares, (3) the fair market value of a share of such stock as determined in any manner which is acceptable to Executive.

         4.3. Termination for Cause. Notwithstanding anything contained herein to the contrary, Executive further agrees that termination for Cause shall result in the immediate termination and forfeiture of all rights to compensation and benefits, including any options to purchase Company stock which have not vested, as provided herein.

SECTION 5.        COMPENSATION.

         5.1. Base Salary. Commencing on the date of this Agreement, the Company shall pay Executive during the term of Executive's employment under this Agreement, an annual base salary of $375,000.00, less required deductions. The Compensation Committee shall review Executive's Base Salary on an annual basis, and the Compensation Committee, upon such review and in its sole discretion, may increase or decrease Executive's Base Salary by an amount which the Compensation Committee deems appropriate in light of the Company's and Executive's performance during the period covered by such review; provided, however, that Executive's Base Salary shall not be reduced below $375,000.00 per annum. The Base Salary, less any required deductions, shall be paid to Executive in accordance with the Company's standard payroll practices and procedures for salaried employees.

         5.2. Bonus. In addition to the annual Base Salary, Executive shall be eligible to receive an annual bonus, provided that certain personal and corporate goals to be established by the Compensation Committee are met or exceeded. In the event that Executive is paid a bonus under Section 5.2 for any period of time less than one year, Executive's bonus shall be a pro rata share of the annual bonus.

         5.3. Incentive Compensation. In addition to the annual Base Salary and Bonus awarded under Section 5.1 and Section 5.2, Executive shall be eligible to receive an option to purchase shares of the Company's common stock each year in a number and at a price to be determined by the Compensation Committee. Unless decided otherwise by the

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Compensation Committee in a manner consistent with the Company's practice with respect to other senior Company executives, any options awarded pursuant to
Section 5.3 shall vest over a three-year period in the following manner:

One year after options granted:                  33% of options vest
Two years after options granted:                 33% of options vest
Three years after options granted:               34% of options vest.

In the event Executive is granted an option for any period of time less than one year, Executive shall receive a pro rata share of the annual option grant.

         5.4. Restricted Stock Awards And Shareholder Value Plan. In addition to any other compensation provided in Sections 5.1, 5.2, and 5.3 of this Agreement, Executive shall be eligible during the term of this Agreement to receive an award of Restricted Stock and a Target Bonus under the Shareholder Value Plan (the "Plan").

         5.5 Automobile Allowance. In addition to any other compensation provided in Sections 5.1, 5.2, 5.3, and 5.4 of this Agreement, Executive shall receive an annual automobile allowance of $7,200.00 (Seven Thousand Two Hundred Dollars). Executive shall have complete discretion with respect to the expenditure of the Automobile Allowance.

         5.6. Comparison With Other REIT's. At regular intervals the Company shall continue to retain Compensation Consultants to assure that the total compensation paid to Executive is comparable to that being paid to executives at comparable Apartment REITs, and/or other REITs of a similar size, all as determined by the Compensation Committee.

         5.7. Expenses. Executive shall be reimbursed for all reasonable business-related expenses incurred by Executive at the request of or on behalf of the Company, including, without limitation, first class travel expenses incurred in connection with the performance of Executive's duties and responsibilities hereunder.

         5.8. Vacation. In addition to Company holidays, Executive shall be eligible to take up to four (4) weeks (20 business days) of vacation during each calendar year. Vacation days not taken are forfeited and Executive will not receive pay in lieu of vacation.

         5.9. Benefit Plans. Executive shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, and other employee benefit plans as are maintained by the Company for the benefit of senior executive officers.

SECTION 6.        CHANGE IN CONTROL.

         6.1.     General Rule.

         (1) If there is a Change in Control and either (a) the Company during Executive's Protection Period terminates Executive's employment without Cause, (b) Executive during Executive's Protection Period resigns for Good Reason, or (c) Executive resigns for any or no reason whatsoever at any time during the 90 day period that starts on the first anniversary of the Effective Date, then the Company shall pay Executive three (3) times Executive's then Cash Compensation in cash in a lump sum within thirty (30) days after the date Executive's employment so terminates;

         (2)(a) Each outstanding stock option granted to Executive by the Company shall (notwithstanding the terms under which such option was granted) become fully vested and exercisable on the date Executive's employment so terminates and shall (notwithstanding the terms under which such option was granted) remain exercisable for the remaining term of each such option (as determined as if there had been no such termination of Executive's employment), subject to the same terms and conditions as if Executive had remained employed by the Company or a Company Affiliate for such term or such period (other than any term or condition which gives the Company the right to cancel any such option) and (b) any restrictions on any outstanding restricted stock grants to Executive by the Company immediately shall (notwithstanding the terms under which such grant was made) expire and Executive's right to such stock shall be non-forfeitable; and

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

         (3) The Company from the date of such termination of Executive's employment until the end of Executive's Protection Period shall continue to provide to Executive (i) the same coverage and benefits as Executive was provided under the Company's employee benefit plans pursuant to Section 5.9 of this Agreement on the day before Executive's employment terminated or, at Executive's election, on any date in the one (1) year period which ends on the date of such termination of employment and (ii) the same executive perquisites (other than use of a company airplane for personal purposes) as Executive enjoyed on the day before Executive's employment terminated or, at Executive's election, on any date in the one (1) year period which ends on the date of such termination; provided, however, if the Company cannot provide such coverage and benefits under the Company's employee benefit plans, the Company either shall provide such coverage and benefits to Executive outside such plans at no additional expense or tax liability to Executive or shall reimburse Executive for Executive's cost to purchase such coverage and benefits and for any tax liability for such reimbursements.

         (4) The Company shall pay to Executive within 30 days of the date of termination an amount equal to the Principal Reduction (as defined in Section
4.2 of this Agreement) that would have occurred if Executive had remained employed by the Company or a Company Affiliate for the Protection Period. If Executive receives a payment equal to the Principal Reduction pursuant to this
Section 6.1(4), Executive shall use that payment to reduce the principal amount of Loan A (as defined in Section 4.2 of this Agreement). The Company shall also pay Executive within thirty (30) days after the date Executive's employment so terminates 140% (one hundred forty percent) of the excess, if any, of the then principal and interest outstanding on each of Loan A and Loan B (as to Loan A, the principal amount will be determined after it has been reduced by an amount equal to the Principal Reduction) over the "total market value" of any shares of Company stock purchased with the proceeds of the respective Loan A or Loan B (as defined in Section 4.2 of this Agreement) or, if such Company stock has been converted into shares of stock in a successor corporation, the "total market value" of such shares of stock in such successor corporation, where such "total market value" shall be determined by multiplying the number of such shares of stock by (1) the closing price for such shares on such termination date as reported in The Wall Street Journal or, if there is no closing price on such termination date, (2) the closing price for such shares of stock as reported in The Wall Street Journal for the first date which immediately precedes such termination date for which there is a closing price for such shares of stock or, if The Wall Street Journal no longer reports a closing price for such shares,
(3) the fair market value of a share of such stock as determined in any manner which is acceptable to Executive.

         (5) If Executive is entitled to and accepts benefits under Section 6 of this Agreement, Executive shall not be entitled to and shall not receive any benefits under Section 4 of this Agreement.

         6.2      No Increase In Other Benefits.

         If Executive's employment terminates under the circumstances described in Section 6.1(1) or Section 6.3, Executive expressly waives Executive's right, if any, to have any payment made under Section 6.1 taken into account to increase the benefits otherwise payable to, or on behalf of, Executive under any employee benefit plan, whether qualified or unqualified, maintained by the Company or a Company Affiliate.

         6.3.     Termination In Anticipation Of A Change In Control.

         Executive shall be treated under Section 6.1 as if Executive's employment had been terminated without Cause or Executive had resigned for Good Reason during Executive's Protection Period if:

                  (1) Executive's employment is terminated by the Company without Cause or Executive resigns for Good Reason,

                  (2) such termination is effected or such resignation is effective at any time in the sixty (60) day period which ends on the Effective Date of a Change In Control, and

                  (3)      there is an Effective Date for such Change In
         Control.

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

         6.4.     Death Or Disability.

         Executive agrees that the Company will have no obligation to Executive under this Section 6 if Executive's employment terminates exclusively as a result of Executive's death or a Disability.

SECTION 7.        NO SOLICITATION OF CUSTOMERS.

         Executive will not, during the Restricted Period, for purposes of competing with the Company or any Company Affiliate, solicit on Executive's own behalf or on behalf of any other person, firm, or corporation which engages, directly or indirectly, in the development, operation, management, leasing or landscaping of a Multifamily Property, any customer of the Company or any Company Affiliate with whom Executive had a personal business interaction at any time during the two (2) years immediately prior to the termination of Executive's employment by the Company. Section 7 shall not prohibit a general solicitation not targeted at Company's customers and in which Executive has no participation or involvement.

SECTION 8.        ANTIPIRATING OF EMPLOYEES.

         Executive will not during the Restricted Period employ or seek to employ on Executive's own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in the development, operation, management, leasing, or landscaping of a Multifamily Property, any person who was employed by the Company or any Company Affiliate in an executive, managerial, or supervisory capacity during the term of Executive's employment by the Company and with whom Executive had business dealings during the two (2) year period which ends on the date Executive's employment by the Company terminates (whether or not such employee would commit a breach of contract), and who has not ceased to be employed by the Company or any Company Affiliate for a period of at least one (1) year. Section 8 shall not prohibit a general solicitation not targeted at Company employees and in which Executive has no participation or involvement.

SECTION 9.        TRADE SECRETS AND CONFIDENTIAL OR PROPRIETARY INFORMATION.

         Executive hereby agrees to hold in a fiduciary capacity for the benefit of the Company and each Company Affiliate, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of Executive's employment by the Company for so long as such information remains a Trade Secret even if such information remains a Trade Secret after the expiration of the Restricted Period.

         In addition, Executive agrees during the Restricted Period to hold in a fiduciary capacity for the benefit of the Company and each Company Affiliate, and not to directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of Executive's employment by the Company.

SECTION 10.       COVENANT NOT TO COMPETE.

         During the Restricted Period, Executive shall not serve as an employee, independent contractor, or otherwise render any advice or services similar to those listed in Section 2 of this Agreement, directly or indirectly, to any person, firm, or corporation listed on Appendix A of this Agreement with respect to its operations in markets where the Company is currently engaged in business Section Executive agrees that the entities listed on Appendix A are the Company's principal competitors in the markets where the Company is currently engaged in business Section Executive further agrees that Executive and the Company will, in return for additional consideration, agree to update Appendix A in connection with the annual renewal of this Agreement in order to fairly include only the Company's principal competitors.

SECTION 11.       REASONABLE AND NECESSARY RESTRICTIONS.

         Executive acknowledges that the restrictions, prohibitions, and other provisions set forth in this Agreement, including without limitation the Restricted Period and those set forth in Sections 7, 8, 9, and 10, are reasonable, fair and equitable in scope, terms, and duration; are necessary to protect the legitimate business interests of the Company;

and are a material inducement to the Company to enter into this Agreement. Executive covenants that Executive will not challenge the enforceability of this Agreement nor will Executive raise any equitable defense to its enforcement.

SECTION 12.       SPECIFIC PERFORMANCE.

         Executive acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if Executive shall fail to perform any of Executive's obligations under this Agreement, and Executive therefore confirms that the Company's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company will have the right to have all obligations, covenants, agreements, and other provisions of this Agreement specifically performed by Executive, and the Company will have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Georgia for this purpose.

SECTION 13.       TAX PROTECTION.

         If the Company or the Company's independent accountants (which shall consider such issue upon the reasonable request of the Executive) determine that any payments and benefits called for under this Agreement, together with any other payments and benefits made available to Executive by the Company or a Company Affiliate, will result in Executive's being subject to an excise tax under Section 4999 of the Code or if such an excise tax is assessed against Executive as a result of any such payments and other benefits, the Company shall make a Gross Up Payment to or on behalf of Executive as and when any such determination or assessment is made, provided Executive takes such action (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this
Section 13) as the Company reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if the Company or the Company's independent accountants make such a determination and, further, determine that Executive will not be subject to any such excise tax if Executive waives Executive's right to receive a part of such payments or benefits and such part does not exceed $25,000, Executive shall irrevocably waive Executive's right to receive such part if an independent accountant or lawyer retained by Executive and paid by the Company agrees with the determination made by the Company or the Company's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this Section 13 shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary, or final) and any related Internal Revenue Service rulings and any related case law and, if the Company reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 13) and Executive complies with such request, the Company shall provide Executive with such information and such expert advice and assistance from the Company's independent accountants, lawyers, and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest, and other assessments.

SECTION 14.       MISCELLANEOUS.

         14.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Executive and his executor, administrator, heirs, personal representatives, and assigns, and the Company and its successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

         14.2. Construction of Agreement. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority, including an arbitrator, by reason of such party having or being deemed to have structured or drafted such provision.

         14.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

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

         14.4. Survival of Agreements. All covenants and agreements made herein shall survive the execution and delivery of this Agreement and the termination of Executive's employment hereunder for any reason.

         14.5. Headings. The paragraph and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.6. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

         (a)      If to Executive:

                  Mr. David P. Stockert
                  1595 Lazy River Lane
                  Atlanta, GA 30350

         (b)      If to the Company:

                  Post Properties, Inc.
                  One Riverside
                  4401 Northside Parkway
                  Suite 800
                  Atlanta, GA 30327-3057
                  Attention: Corporate Secretary

                  with a copy to:

                  William A. Clineburg, Jr.
                  King & Spalding
                  191 Peachtree Street
                  Atlanta, GA 30303-1763

         14.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         14.8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and, upon the Effective Date, will supersede and replace all prior agreements, written or oral, between the parties hereto or with respect to the subject matter hereof, including the Change in Control Agreement between Executive and the Company dated September, 2001, as amended, as in effect immediately before the date of this Agreement. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

         14.9 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         14.10 No Waiver. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

         14.11 Reference; Non-Disparagement. In the event of Executive's termination without Cause or resignation for Good Reason, the Company agrees to provide Executive with a reference. The Company agrees not to disparage or demean Executive, publicly or otherwise. Executive also agrees not to disparage or demean the Company, Company Affiliates, Company officers or directors, or Company shareholders, publicly or otherwise.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                               POST PROPERTIES, INC.

                                               By: /s/ Robert C. Goddard, III
                                                   -----------------------------
                                               Name: Robert C. Goddard, III
                                               Title: Chairman of the Board

                                               EXECUTIVE

                                               /s/ David P. Stockert
                                               ---------------------------------
                                               David P. Stockert

                                   APPENDIX A

AMLI Residential Properties Trust
Apartment Investment and Management Company (AIMCO)
Archstone-Smith
AvalonBay Communities, Inc.
Camden Property Trust
Cornerstone Realty Income Trust Inc.
Equity Residential
Fairfield Properties, L.P.
Gables Residential Trust
Harold A. Dawson Company Inc.
JPI
Julian LeCraw & Co., Inc.
Lane Company
Lincoln Property Company
Mid-America Apartment Communities, Inc.
Summit Properties Inc.
The Finger Companies
The Hanover Company
Trammell Crow Residential
United Dominion Realty Trust
Wood Partners, LLC

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